UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2012

JA Energy

(Exact name of registrant as specified in its charter)

Commission File Number: 000-54236

Nevada	27-3349143
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

7495 W. Azure Dr., Suite 110, Las Vegas, NV	89118
(Address of principal executive offices)	(Zip Code)

(702) 515-4036

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.06 Change in Shell Company Status

JA Energy (the “Company”) ceased to be a shell company on April 12, 2012. This status change is a result of the following corporate events taking place: 1) The Company has just planted a total of fifty (50) acres of Jerusalem Artichoke crop in Alamo, NV, Center Colorado and Montrose, CO; 2) The Company has developed its fully automatic Modular Distillation Unit. This Unit has been redesigned and the component parts are being put out to bid. Management views these milestones as major events for the company; and 3) The Company is in the process of selling 70,000 pounds of excess Jerusalem Artichoke tubers, which were grown in Center, Colorado during the 2010-2011 growing season and purchased by the Company from a related party (Sheldon Rockey, a director of the Company). The Company is currently selling these tubers at market prices and expects to receive seventy-five (75) cents per pound.

Therefore, with these recent events, management believes that the Company is not a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

JA ENERGY
Registrant

Date: April 12, 2012	By:/s/ James Lusk
James Lusk Chief Executive Officer and Director Principal Executive, Financial and Accounting Officer